Exhibit 99.2

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE SAFEWAY INC.	CONSOLIDATED
STOCKHOLDERS LITIGATION	C.A. NO. 9445-VCL

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated as of July 14, 2014 (the “Stipulation”) is entered into between (a) plaintiffs the Pipefitters Local 636 Defined Benefit Fund, Oklahoma Firefighters Pension and Retirement System, Cleveland Bakers and Teamsters Pension and Health & Welfare Funds, and The City of Atlanta Firefighters’ Pension Fund (collectively, “Plaintiffs”), on behalf of themselves and the Class (defined below); and (b) defendants Safeway, Inc. (“Safeway” or the “Company”); Robert Edwards, T. Gary Rogers, Janet E. Grove, Mohan Gyani, Frank C. Herringer, George J. Morrow, Kenneth W. Oder, Arun Sarin, and William Y. Tauscher (collectively, the “Safeway Board” or the “Individual Defendants”); Cerberus Capital Management, L.P. (“Cerberus”), AB Acquisition LLC (“AB Acquisition”), Albertson’s Holdings LLC (“Albertson’s Holdings”), Albertson’s LLC (“Albertson’s”), and Saturn Acquisition Merger Sub, Inc. (“Merger Sub”) (collectively, the “Buyout Group”; together with Safeway and the Individual Defendants, “Defendants”; and together with Plaintiffs, the “Parties”) by and through their respective undersigned counsel, and embodies the terms and conditions of the settlement of the above-captioned consolidated stockholder class action (the “Consolidated Action” or “Action”).1 Subject to the approval of the Court and the terms and conditions expressly provided herein, this Stipulation is intended to fully, finally and forever dismiss with prejudice the Action and all claims asserted therein against Defendants.

WHEREAS:

A. On March 6, 2014, Safeway announced that the Safeway Board had agreed to sell the Company to AB Acquisition (the “Proposed Transaction”).

B. Starting on March 13, 2014, Safeway stockholders filed seven class actions in the Court of Chancery of the State of Delaware (the “Court”) asserting claims in connection with the Proposed Transaction, bearing Civil Action Nos. 9445-VCL, 9454-VCL, 9455-VCL, 9461-VCL, 9466-VCL, 9492-VCL, and 9495-VCL.2

C. On April 8, 2014, the Court entered an Order: (i) consolidating the above-referenced stockholder class actions under the caption In re Safeway Inc.

[1]	All terms with initial capitalization not otherwise defined herein shall have the meanings ascribed to them in ¶ 1 herein.
[2]	The actions consist of Barnhard v. Safeway Inc., C.A. No. 9445-VCL; Ogurkiewicz v. Safeway Inc., C.A. No. 9454-VCL; Morales v. Safeway Inc., C.A. No. 9455-VCL; Pipefitters Local 636 Defined Benefit Fund and Oklahoma Firefighters Pension and Retirement System v. Safeway Inc., C.A. No. 9461-VCL; Cleveland Bakers and Teamsters Pension and Health & Welfare Funds v. Safeway Inc., C.A. No. 9466-VCL; KBC Asset Management NV, et al. v. Safeway Inc., C.A. No. 9492-VCL; and City of Atlanta Firefighters Pension Fund v. Safeway Inc., C.A. No. 9495-VCL.

Stockholders Litigation, Consolidated C.A. NO. 9445-VCL; (ii) appointing the law firms Bernstein Litowitz Berger & Grossmann LLP, Grant & Eisenhofer, P.A., Kessler Topaz Meltzer & Check LLP, and Saxena White P.A. as co-lead counsel in the Action (“Co-Lead Counsel”); and (iii) appointing the law firms Labaton Sucharow LLP, Kirby McInerney LLP, and Girard Gibbs LLP to serve on an executive committee supporting Co-Lead Counsel in the Action.

D. The parties engaged in expedited discovery between March 31, 2014 and May 30, 2014, including the production, review and analysis of documents, and depositions of members of the Safeway Board, corporate representatives of the Safeway Board’s financial advisors Goldman Sachs and Greenhill, and representatives of the Buyout Group.

E. Co-Lead Counsel and counsel for Defendants engaged in arm’s-length negotiations concerning a possible settlement of the Consolidated Action, which culminated in an agreement in principle to settle the Action that was memorialized in a memorandum of understanding (the “MOU”) executed on June 13, 2014.

F. In connection with the settlement negotiations, the parties did not discuss the amount of any potential application by Co-Lead Counsel for attorneys’ fees and expenses.

G. This Stipulation (together with the exhibits hereto) has been duly executed by the undersigned signatories on behalf of their respective clients, and reflects the final and binding agreement between the Parties.

H. Based upon their investigation and prosecution of the case, Plaintiffs and Co-Lead Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Plaintiffs and the other members of the Class, and in their best interests. Based on Plaintiffs’ direct oversight of the prosecution of this matter and with the advice of their counsel, each of the Plaintiffs has agreed to settle and release the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits and protections provided under the proposed Settlement; (b) the significant risks of continued litigation and trial; and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

I. This Stipulation constitutes a compromise of matters that are in dispute between the Parties. Defendants are entering into this Stipulation solely to eliminate the uncertainty, burden and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants, or any other of the Defendants’ Releasees (defined below), with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted. The Defendants expressly deny that Plaintiffs have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever. Similarly, this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Plaintiff of any infirmity in any of the claims asserted in the Action, or an admission or concession that any of the Defendants’ defenses to liability had any merit. Each of the Parties recognizes and acknowledges, however, that the Action has been initiated, filed and prosecuted by Plaintiffs in good faith and defended by Defendants in good faith, that the Action is being voluntarily settled with the advice of counsel, and that the terms of the Settlement are fair, adequate and reasonable.

NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among Plaintiffs (individually and on behalf of the Class) and Defendants, by and through their respective undersigned attorneys and subject to the approval of the Court, that, in consideration of the benefits flowing to the Parties from the Settlement, all Released Plaintiffs’ Claims as against the Defendants’ Releasees and all Released Defendants’ Claims as against the Plaintiffs’ Releasees shall be settled and released, upon and subject to the terms and conditions set forth below.

DEFINITIONS

1. As used in this Stipulation and any exhibits attached hereto and made a part hereof, the following capitalized terms shall have the following meanings:

(a) “AB Acquisition” means AB Acquisition LLC.

(b) “Action” or “Consolidated Action” means the consolidated stockholder class action in the matter styled In re Safeway Inc. Stockholders Litigation, Consolidated C.A. NO. 9445-VCL, and includes all actions consolidated therein.

(c) “Albertson’s” means Albertson’s LLC.

(d) “Albertson’s Holdings” means Albertson’s Holdings LLC.

(e) “Buyout Group” means Cerberus, AB Acquisition, Albertson’s Holdings, Albertson’s, and Merger Sub.

(f) “Cerberus” means Cerberus Capital Management, L.P.

(g) “Class” means all holders of the common stock of Safeway from March 6, 2014 through and including the effective time of the closing of the Proposed Transaction or the withdrawal or termination of the Proposed Transaction (the “Class Period”). Excluded from the Class are Defendants and any person, firm, trust, corporation, or other entity related to or affiliated with any of the Defendants.

(h) “Class Member” means each person and entity who or which is a member of the Class.

(i) “Class Period” means the period from March 6, 2014 through and including the effective time of the closing of the Proposed Transaction or the withdrawal or termination of the Proposed Transaction.

(j) “Co-Lead Counsel” means the law firms of Bernstein Litowitz Berger & Grossmann LLP; Grant & Eisenhofer, P.A.; Kessler Topaz Meltzer & Check LLP; and Saxena White P.A.

(k) “Court” means the Court of Chancery of the State of Delaware.

(l) “Defendants” means Safeway, the Individual Defendants, and the Buyout Group.

(m) “Defendants’ Counsel” means Latham and Watkins LLP; Schulte Roth & Zabel LLP; and Dechert LLP.

(n) “Defendants’ Releasees” means Defendants, each of Defendants’ insurers, consultants, financial advisors and attorneys, and each of their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, assignees, and employees.

(o) “Effective Date” with respect to the Settlement means the first date by which all of the events and conditions specified in ¶ 14 of this Stipulation have been met and have occurred or have been waived.

(p) “Final” with respect to the Judgment or any other court order means: (i) if no appeal is filed, the expiration date of the time for filing or noticing of any appeal of the Judgment or order; or (ii) if there is an appeal from the Judgment or order, (a) the date of final dismissal of all such appeals, or the final dismissal of any proceeding on certiorari or otherwise, or (b) the date the Judgment or order is finally affirmed on an appeal, the expiration of the time to file a petition for a writ of certiorari or other form of review, or the denial of a writ of certiorari or other form of review, and, if certiorari or other form of review is granted, the date of final affirmance following review pursuant to that grant. However, any appeal or proceeding seeking subsequent judicial review pertaining solely to an order issued with respect to attorneys’ fees or expenses shall not in any way delay or preclude the Judgment from becoming Final.

(q) “Individual Defendants” means Robert Edwards, T. Gary Rogers, Janet E. Grove, Mohan Gyani, Frank C. Herringer, George J. Morrow, Kenneth W. Oder, Arun Sarin, and William Y. Tauscher.

(r) “Judgment” means the final judgment, substantially in the form attached hereto as Exhibit B, to be entered by the Court approving the Settlement.

(s) “Merger Sub” means Saturn Acquisition Merger Sub, Inc.

(t) “MOU” means the memorandum of understanding executed by the Parties on June 13, 2014.

(u) “Notice” means the Notice of Proposed Settlement of Class Action, Settlement Fairness Hearing, and Right to Appear, substantially in the form attached hereto as Exhibit 1 to Exhibit A, which is to be mailed to Class Members.

(v) “Notice Costs” means the costs, fees and expenses related to providing notice of the Settlement to the Class.

(w) “Parties” means Defendants and Plaintiffs, on behalf of themselves and the Class.

(x) “Plaintiffs” means the Pipefitters Local 636 Defined Benefit Fund, Oklahoma Firefighters Pension and Retirement System, Cleveland Bakers and Teamsters Pension and Health & Welfare Funds, and The City of Atlanta Firefighters’ Pension Fund.

(y) “Plaintiffs’ Counsel” means Co-Lead Counsel, all other counsel who filed stockholder class actions that were consolidated into the Action, and Robbins Arroyo LLP, Wolf Haldenstein Adler Freeman & Herz LLP and Glancy Binkow & Goldberg LLP.

(z) “Plaintiffs’ Releasees” means Plaintiffs, each of Plaintiffs’ insurers, consultants, financial advisors and attorneys, and any other Class Member, and each of their respective current and former officers, directors, agents, parents, affiliates, subsidiaries, successors, predecessors, assigns, assignees, employees, and attorneys.

(aa) “Released Claims” means all Released Defendants’ Claims and all Released Plaintiffs’ Claims.

(bb) “Released Defendants’ Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, but not limited to, any claims for attorneys’ fees or expenses), that arise out of or relate in any way to the institution, prosecution, or settlement of the claims asserted in the Consolidated Action against the Defendants. Released Defendants’ Claims do not include any claims relating to the enforcement of the Settlement.

(cc) “Released Plaintiffs’ Claims” means all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under state, local, foreign, federal, statutory, regulatory, common or other law or rule (including, but not limited to, any claims under the federal securities laws or state disclosure laws, and any claims for attorneys’ fees or expenses except as set forth in this Stipulation), that Plaintiffs or any other member of the Class (i) asserted in the complaints filed in the Consolidated Action, or (ii) could have asserted in any forum that arise out of or are based upon the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, or referred to in the complaints filed in the Consolidated Action and that relate to: (i) the ownership of Safeway common stock during the Class Period; and (ii) the Proposed Transaction. Released Plaintiffs’ Claims do not include (i) any claims relating to the enforcement of the Settlement; or (ii) any claims solely for statutory appraisal with respect to the Proposed Transaction pursuant to Section 262 of the Delaware General Corporation Law of the State of Delaware by Safeway stockholders who properly perfected such claims for appraisal and have not otherwise waived their appraisal rights.

(dd) “Releasee(s)” means each and any of the Defendants’ Releasees and each and any of the Plaintiffs’ Releasees.

(ee) “Releases” means the releases set forth in ¶¶ 5-6 of this Stipulation.

(ff) “Safeway” or the “Company” means Safeway, Inc.

(gg) “Scheduling Order” means the order, substantially in the form attached hereto as Exhibit A, to be entered by the Court scheduling the Settlement Fairness Hearing and directing notice be provided to the Class.

(hh) “Settlement” means the settlement between Plaintiffs and Defendants on the terms and conditions set forth in this Stipulation.

(ii) “Settlement Fairness Hearing” means the hearing set by the Court to consider final approval of the Settlement.

(jj) “Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff or any other Class Member does not know or suspect to exist in his, her or its favor at the time of the release of such claims, and any Released Defendants’ Claims which any Defendant does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her or it, might have affected his, her or its decision(s) with respect to this Settlement. With respect to any and all Released Claims, the Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs and Defendants shall expressly waive, and each of the other Class Members shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Plaintiffs and Defendants acknowledge, and each of the other Class Members shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and a key element of the Settlement.

CLASS CERTIFICATION

2. Solely for purposes of the Settlement and for no other purpose, Defendants stipulate and agree to: (a) certification of the Action as a non-opt out class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) on behalf of the Class; (b) appointment of Plaintiffs as Class Representatives for the Class; and (c) appointment of Co-Lead Counsel as Class Counsel for the Class. In the event the Settlement does not become final for any reason, the certification of the Class shall be revoked and Defendants reserve the right to oppose any motion for class certification in future proceedings.

THE SETTLEMENT CONSIDERATION

3. As consideration for the Settlement, Defendants agree to the following:

(a) Casa Ley:

(i) The final monetization date of the Casa Ley CVR will be accelerated from 4 years to 3 years from closing (the “CL monetization date”).

(ii) If Safeway’s interest in Casa Ley is not sold by the final CL monetization date, stockholders will receive their pro rata share of the fair value of Casa Ley, which will be valued at fair value (and not fair market value, which would have included discounts for Safeway’s minority status and for the lack of marketability of Safeway’s interest in Casa Ley) (the “CL monetization event”).

(iii) If Safeway’s interest in Casa Ley is sold (or an agreement is executed for a sale (provided that such sale is thereafter consummated)) before the net proceeds from the CL monetization event are distributed to CVR holders and at a sale price that results in net sale proceeds greater than those from the CL monetization event, stockholders will receive their pro rata share of the actual net proceeds of such sale.

(b) PDC:

(i) If any or all of PDC is not sold within 2 years of closing, the unsold portion of PDC will be monetized, with the stockholders receiving (i) their pro rata share of the net proceeds of PDC or its assets that have been sold plus (ii) their pro rata share of the fair market value of the unsold portion of PDC as determined by a nationally recognized real estate appraiser (the “PDC monetization date”; the “PDC monetization event” shall be the date on which stockholders receive their pro rata share of the fair market value of PDC).

(ii) The process for selecting a real estate appraiser for PDC upon a PDC monetization event shall be consistent with the process for selecting the valuation expert for Casa Ley. The process for selecting a valuation expert for Casa Ley is set forth in Section 2.4(d)(i) of the Form of Casa Ley Contingent Value Rights Agreement. Eastdil Secured is not a candidate for selection.

(iii) For the appraisal of unsold assets, the appraiser will assume: (1) lease payments in accord with the rates that have been previously negotiated and included in Disclosure Schedule 5.4(b); and (2) where previously agreed, that Safeway will lease the anchor store if the project is completed.

(iv) If the unsold portion of PDC is sold (or an agreement is executed for such sale (provided that such sale is thereafter consummated)) before the net proceeds of the PDC monetization event are distributed to stockholders and at a price that results in net sales proceeds greater than those from the PDC monetization event, the stockholders will receive their pro rata share of the actual net proceeds of such sale.

(c) Stockholders Rights Plan: Safeway will terminate the stockholders rights plan adopted in September 2013 by no later than June 27, 2014.

(d) Disclosures: Co-Lead Counsel provided counsel for the Defendants with proposed supplemental disclosures. Pursuant to a good faith meet-and-confer process, the parties agree that Defendants will make the supplemental disclosures that are set forth in Exhibit C hereto on a Form 8-K or in the definitive proxy statement.

RELEASE OF CLAIMS

4. The obligations incurred pursuant to this Stipulation are in consideration of the full and final disposition of the Action as against Defendants and the Releases provided for herein.

5. Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Plaintiffs and each of the other Class Members, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, affiliates and assigns in their capacities as such, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Plaintiffs’ Claim against the Defendants and the other Defendants’ Releasees, and shall forever be barred from instituting, commencing or prosecuting any or all of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees.

6. Pursuant to the Judgment, without further action by anyone, upon the Effective Date of the Settlement, Defendants, on behalf of themselves, and their respective heirs, executors, administrators, predecessors, successors, affiliates and assigns in their capacities as such, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally and forever compromised, settled, released, resolved, relinquished, waived and discharged each and every Released Defendants’ Claim against Plaintiffs and the other Plaintiffs’ Releasees, and shall forever be barred from instituting, commencing or prosecuting any or all of the Released Defendants’ Claims against any of the Plaintiffs’ Releasees.

7. Notwithstanding ¶¶ 5-6 above, nothing in the Judgment shall bar any action by any of the Parties to enforce the terms of this Stipulation or the Judgment.

SCHEDULING ORDER AND NOTICE

8. Promptly upon execution of this Stipulation, Plaintiffs and Defendants shall submit this Stipulation to the Court and shall jointly apply for entry of the Scheduling Order, substantially in the form attached hereto as Exhibit A, providing for, among other things: (a) preliminary certification of the Class for purposes of the Settlement only; (b) approval of the form and content of notice of the Settlement; (c) subject to the Court’s availability, scheduling the date for the Settlement Fairness Hearing sixty (60) calendar days after the Company or its successor-in-interest sends out the Notice; and (d) pending final determination by the Court of whether the Settlement should be approved, barring and enjoining Plaintiffs and all other members of the Class from instituting, commencing or prosecuting any of the Released Plaintiffs’ Claims against any of the Defendants’ Releasees.

9. Within ten (10) business days after the date of entry of the Scheduling Order, the Company or its successor-in-interest shall (i) cause the Notice to be mailed to those members of the Class as may be identified through reasonable effort; and (ii) file with the Securities and Exchange Commission a Form 8-K attaching the Notice and a copy of this Stipulation. The Company or its successor-in-interest shall pay any and all Notice Costs regardless of whether the Court approves the Settlement, and in no event shall Plaintiffs, any other Class Member, or their attorneys be responsible for any Notice Costs.

TERMS OF THE JUDGMENT

10. If the Settlement contemplated by this Stipulation is approved by the Court, Co-Lead Counsel and Defendants’ Counsel shall jointly request that the Court enter a Judgment, substantially in the form attached hereto as Exhibit B.

ATTORNEYS’ FEES AND LITIGATION EXPENSES

11. Co-Lead Counsel, on behalf of themselves and all other Plaintiffs’ Counsel, will apply to the Court for a collective award of attorneys’ fees and reimbursement of litigation expenses to Plaintiffs’ Counsel. Co-Lead Counsel intend to seek Court approval for an award of attorneys’ fees of $8.95 million and up to $200,000 in verified expenses (the “Fee and Expense Application”). Defendants have agreed that Plaintiffs’ Counsel are entitled to an award of attorneys’ fees and reimbursement of litigation expenses, and have agreed not to oppose the Fee and Expense Application.

12. The Company, its successor-in-interest or their insurers shall (on behalf of all Defendants) pay or cause to be paid to Co-Lead Counsel any attorneys’ fees and litigation expenses that are awarded by the Court (the “Fee and Expense Award”). The Fee and Expense Award shall be paid to Co-Lead Counsel within ten (10) business days after the later of: (1) entry of an Order by the Court approving the Fee and Expense Award; or (2) the date that Co-Lead Counsel provide complete payment instructions to Defendants’ Counsel. The payment of the Fee and Expense Award is subject to Co-Lead Counsel’s obligation to make appropriate refunds or repayments to the Company (or its successor in interest) or any applicable insurer if the Settlement is terminated pursuant to the terms of this Stipulation or if, as a result of any appeal or further proceedings on remand or successful collateral attack, the Fee and Expense Award is reduced or reversed by Final order. Co-Lead Counsel shall make the appropriate refund or repayment in full no later than ten (10) business days after (a) receiving from Defendants’ Counsel notice of the termination of the Settlement; or (b) any order reducing or reversing the Fee and Expense Award has become Final. An award of attorneys’ fees and/or litigation expenses is not a necessary term of the Settlement and shall not be a condition of the Settlement. Neither Plaintiffs nor Co-Lead Counsel may

cancel or terminate the Settlement based on the Court’s or any appellate court’s ruling with respect to attorneys’ fees and/or litigation expenses. Notwithstanding any of the foregoing, any failure of the Court to approve the Settlement, failure of the Settlement to become Final, or failure of the Proposed Transaction to close shall not preclude Co-Lead Counsel from applying for an award of attorneys’ fees and expenses on the grounds of mootness or any other reason.

13. Co-Lead Counsel shall allocate the Fee and Expense Award amongst Plaintiffs’ Counsel in a manner which they, in good faith, believe reflects the contributions of such counsel to the institution, prosecution and settlement of the Consolidated Action. No payment from the Fee and Expense Award shall be made to any counsel not affiliated with Plaintiffs’ Counsel and not listed in this Stipulation. Defendants’ Releasees shall have no responsibility for or liability whatsoever with respect to the allocation of the Fee and Expense Award.

CONDITIONS OF SETTLEMENT AND EFFECT OF

DISAPPROVAL, CANCELLATION OR TERMINATION

14. The Effective Date of the Settlement shall be deemed to occur on the occurrence or waiver of all of the following events:

(a) the Court has entered the Scheduling Order, substantially in the form set forth in Exhibit A attached hereto;

(b) Defendants have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation;

(c) Plaintiffs have not exercised their option to terminate the Settlement pursuant to the provisions of this Stipulation;

(d) the Court has approved the Settlement as described herein, following notice to the Class and a hearing, and entered the Judgment, substantially in the form set forth in Exhibit B attached hereto, and the Judgment has become Final; and

(e) the closing of the Proposed Transaction.

15. Plaintiffs, provided they unanimously agree, and Defendants, provided they unanimously agree, shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties to this Stipulation within thirty (30) calendar days of: (a) the Court’s declining to enter the Scheduling Order in any material respect; (b) the Court’s refusal to approve the Settlement or any material part thereof; (c) the Court’s declining to enter the Judgment in any material respect as to the Settlement; (d) the date upon which the Judgment is vacated, modified, revised or reversed in any material respect by any level of appellate court; or (e) termination of the Proposed Transaction, and the provisions of ¶ 16 below shall apply. However, any decision or proceeding, whether in this Court or any appellate court, solely with respect to an application for attorneys’ fees or reimbursement of litigation expenses shall not be considered material to the Settlement, shall not affect the finality of the Judgment, and shall not be grounds for termination of the Settlement.

16. If Plaintiffs or Defendants exercise their right to terminate the Settlement pursuant to ¶ 15 above or the Effective Date as to the Settlement otherwise fails to occur, then: (a) the Settlement and the relevant portions of this Stipulation shall be canceled and terminated; (b) Plaintiffs and Defendants shall revert to their respective litigation positions in the Action immediately prior to the date of execution of MOU; (c) the terms and provisions of the MOU and this Stipulation, with the exception of this ¶ 16 and ¶ 17 hereof, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and the Parties shall proceed in all respects as if the MOU and this Stipulation had not been entered; and (d) any Judgment or other order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc.

NO ADMISSION OF WRONGDOING

17. Neither the MOU, this Stipulation (whether or not consummated), including the exhibits hereto, the negotiations leading to the execution of the MOU and this Stipulation, nor any proceedings taken pursuant to or in connection with the MOU, this Stipulation and/or approval of the Settlement (including any arguments proffered in connection therewith):

(a) shall be offered against any of the Defendants’ Releasees as evidence of, or construed as, or deemed to be evidence of any presumption, concession, or admission by any of the Defendants’ Releasees with respect to the truth of any fact alleged by Plaintiffs or the validity of any claim that was or could have been asserted or the deficiency of any defense that has been or could have been asserted in this Action or in any other litigation, or of any liability, negligence, fault, or other wrongdoing of any kind of any of the Defendants’ Releasees or in any way referred to for any other reason as against any of the Defendants’ Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;

(b) shall be offered against any of the Plaintiffs’ Releasees, as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Plaintiffs’ Releasees that any of their claims are without merit or that any of the Defendants’ Releasees had meritorious defenses, or with respect to any liability, negligence, fault or wrongdoing of any kind, or in any way referred to for any other reason as against any of the Plaintiffs’ Releasees, in any civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; or

(c) shall be construed against any of the Releasees as an admission, concession, or presumption that the consideration to be given hereunder represents the consideration which could be or would have been achieved after trial; provided, however, that if this Stipulation is approved by the Court, the Parties and the Releasees and their respective counsel may refer to it to effectuate the protections from liability granted hereunder or otherwise to enforce the terms of the Settlement.

MISCELLANEOUS PROVISIONS

18. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein. Notwithstanding the foregoing, in the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit attached hereto, the terms of the Stipulation shall prevail.

19. The Parties intend this Stipulation and the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by Plaintiffs and any other Class Members against the Defendants’ Releasees with respect to the Released Plaintiffs’ Claims. Accordingly, Plaintiffs and their counsel and Defendants and their counsel agree not to assert in any forum that this Action was brought by Plaintiffs or defended by Defendants in bad faith or without a reasonable basis. The Parties agree that the Settlement consideration and the other terms of the Settlement were negotiated at arm’s-length and in good faith by the Parties, and reflect the Settlement that was reached voluntarily after extensive negotiations and consultation with experienced legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

20. While retaining their right to deny that the claims asserted in the Action were meritorious, Defendants and their counsel, in any statement made to any media representative (whether or not for attribution) will not assert that the Action was commenced or prosecuted in bad faith nor will they deny that the Action was commenced and prosecuted in good faith and is being settled voluntarily after consultation with competent legal counsel. In all events, Plaintiffs and their counsel and Defendants and their counsel shall not make any accusations of wrongful or actionable conduct by either Party concerning the prosecution, defense, and resolution of the Action, and shall not otherwise suggest that the Settlement constitutes an admission of any claim or defense alleged.

21. The terms of the Settlement, as reflected in this Stipulation, may not be modified or amended, nor may any of its provisions be waived except by a writing signed on behalf of both Plaintiffs and Defendants (or their successors-in-interest).

22. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

23. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and litigation expenses to Plaintiffs’ Counsel and enforcing the terms of this Stipulation.

24. The waiver by one Party of any breach of this Stipulation by any other Party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

25. This Stipulation and its exhibits constitute the entire agreement among Plaintiffs and Defendants concerning the Settlement and this Stipulation and its exhibits. All Parties acknowledge that no other agreements, representations, warranties, or inducements have been made by any Party hereto concerning this Stipulation or its exhibits other than those contained and memorialized in such documents.

26. This Stipulation may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tiff image of the signature transmitted via email. All executed counterparts and each of them shall be deemed to be one and the same instrument.

27. This Stipulation shall be binding upon and inure to the benefit of the successors and assigns of the Parties, including any and all Releasees and any corporation, partnership, or other entity into or with which any Party hereto may merge, consolidate or reorganize.

28. The construction, interpretation, operation, effect and validity of this Stipulation and all documents necessary to effectuate it shall be governed by the internal laws of the State of Delaware without regard to conflicts of laws, except to the extent that federal law requires that federal law govern. Any action, suit, or proceeding arising out of or relating to this Stipulation or any transaction contemplated thereby shall be commenced and maintained in this Court, if possible, and otherwise filed exclusively in courts located in the State of Delaware (or, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware). With respect to any such action, each Party hereto irrevocably and unconditionally: (i) consents to personal jurisdiction in the State of Delaware; (ii) waives any objection to venue in the State of Delaware and any claim that Delaware is an inconvenient forum; (iii) waives any right to demand a jury trial; and (iv) consents to service of process by notice as set forth below in ¶ 32, or any other means permitted by the laws of Delaware.

29. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations between the Parties and all Parties have contributed substantially and materially to the preparation of this Stipulation.

30. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related Settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

31. Co-Lead Counsel and Defendants’ Counsel agree to cooperate fully with one another in seeking Court approval of the Settlement, as embodied in this Stipulation, and to use best efforts to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the Court of the Settlement.

32. Any Party may give notice or service to another Party under this Stipulation. Such notice shall be in writing and shall be deemed to have been duly given upon receipt of hand delivery, facsimile, or email transmission, with confirmation of receipt. Notice shall be provided as follows:

If to Plaintiffs or Co-Lead Counsel:	Bernstein Litowitz Berger & Grossmann LLP
Attn: Mark Lebovitch, Esq.
1285 Avenue of the Americas
New York, New York 10019
Telephone: (212) 554-1400
Facsimile: (212) 554-1444
Email: MarkL@blbglaw.com

Grant & Eisenhofer, P.A.
Attn: Stuart M. Grant, Esq.
123 S. Justison Street
Wilmington, DE 19801
Telephone: (302) 622-7000
Facsimile: (302) 622-7100
Email: sgrant@gelaw.com

Kessler Topaz Meltzer & Check LLP
Attn: Lee D. Rudy, Esq.
280 King of Prussia Road
Radnor, PA 19087
Telephone: (610) 667-7706
Facsimile: (610) 667-7056
Email: lrudy@ktmc.com

Saxena White P.A.
Attn: Jonathan M. Stein, Esq.
2424 North Federal Highway, Suite 257
Boca Raton, FL 33431
Telephone: (561) 394-3399
Facsimile: (561) 394-3382
Email: jstein@saxenawhite.com

If to Defendants:	Latham and Watkins LLP
Attn: Blair Connelly, Esq.
885 Third Avenue
New York, NY 10022-4834
Telephone: (212) 906-1200
Facsimile: (212) 751-4864
Email: blair.connelly@lw.com

Schulte Roth & Zabel LLP
Attn: Howard O. Godnick, Esq.
919 Third Avenue
New York, NY 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Email: howard.godnick@srz.com

Dechert LLP
Attn: Matthew L. Larrabee, Esq.
1095 Avenue of the Americas
New York, NY 10036-6797
Telephone: (212) 698-3500
Facsimile: (212) 698-3599
Email: matthew.larrabee@dechert.com

33. Each Party retains the right to give notice to other Parties about a change of address with respect to the location where notices, requests, claims, or demands hereunder shall be delivered.

34. Except as otherwise provided herein, each Party shall bear its own costs.

35. Whether or not the Stipulation is approved by the Court and whether or not the Stipulation is consummated, or the Effective Date occurs, the Parties and their counsel shall use their best efforts to keep all negotiations, discussions, acts performed, agreements, drafts, documents signed and proceedings in connection with the Stipulation confidential.

36. All agreements made and orders entered during the course of this Action relating to the confidentiality of information shall survive this Settlement.

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of July 14, 2014.

GRANT & EISENHOFER P.A.

	By:	/s/ Cynthia A. Calder
Of Counsel:		Stuart M. Grant (#2526)
Cynthia A. Calder (#2978)
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP		123 Justison Street Wilmington, DE 19801
Mark Lebovitch		(302) 622-7000
Adam Hollander
1285 Avenue of the Americas	Counsel for Plaintiffs
New York, NY 10019
(212) 554-1400

Counsel for Plaintiffs

KESSLER TOPAZ MELTZER & CHECK, LLP Marc A. Topaz
Lee D. Rudy
Michael Wagner
J. Daniel Albert
280 King of Prussia Road
Radnor, PA 19087
(610) 667-7706

Counsel for Plaintiffs

RICHARDS, LAYTON & FINGER, P.A.
LATHAM AND WATKINS LLP
	By:	/s/ Raymond J. DiCamillo
Blair Connelly		Raymond J. DiCamillo
885 Third Avenue		920 North King Street
New York, NY 10022-4834		Wilmington, Delaware 19801
(212) 906-1200
(302) 651-7700
Counsel for Defendants Safeway Inc., Robert Edwards, Janet E. Grove, Mohan Gyani, Frank C. Herringer, George J. Morrow, Kenneth W. Oder, T. Gary Rogers, Arun Sarin, and William Y. Tauscher
Counsel for Defendants Safeway Inc., Robert Edwards, Janet E. Grove, Mohan Gyani, Frank C. Herringer, George J. Morrow, Kenneth W. Oder, T. Gary Rogers, Arun Sarin, and William Y. Tauscher

SCHULTE ROTH & ZABEL LLP	MORRIS NICHOLS ARSHT & TUNNELL LLP

Howard O. Godnick	By:	/s/ Megan W. Cascio
Michael E. Swartz		Megan W. Cascio
919 Third Avenue		1201 North Market Street
New York, NY 10022-4834		Wilmington, Delaware 19801
(212) 756-2000		(302) 658-9200

Counsel for Defendants Cerberus Capital Management LP	Counsel for Defendants Cerberus Capital Management LP

DECHERT LLP	YOUNG CONAWAY STARGATT & TAYLOR, LLP

Matthew L. Larrabee	By:	/s/ Bruce L. Silverstein
Joshua D.N. Hess		Bruce L. Silverstein
1095 Avenue of the Americas		Martin S. Lessner
New York, NY 10036-6797		1000 North King Street
Wilmington, Delaware 19801
Counsel for Defendants Albertsons Holding LLC, Albertson’s LLC, AB Acquisitions LLC and Saturn Acquisition Corp.		(302) 571-6600

Counsel for Defendants Albertsons Holding LLC, Albertson’s LLC, AB Acquisitions LLC and Saturn Acquisition Corp.

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